Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) and Form S-3 (No. 333-183350) of Arabian American Development Company (the “Company”) of our reports dated March 14, 2014 with respect to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting both which appears in this Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ BKM Sowan Horan, LLP
Addison, Texas
March 14, 2014

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) and Form S-3 (No. 333-183350) of Arabian American Development Company of our report dated March 14, 2014, with respect to the financial statements of Al Masane Al Kobra Mining Company for the years ended December 31, 2013, 2012, and 2011, which appears in this Form 10-K.

/s/ Mamdouh Al Majed CPAs
Riyadh, Saudi Arabia
March 14, 2014